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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.



                   Date of Report           October 14, 1999


                        SBA COMMUNICATIONS CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)
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
                Florida                                               333-50219                  65-0716501
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(State or other jurisdiction of incorporation or organization)  Commission File Number  (I.R.S. Employer Identification No.)



One Town Center Road, Boca Raton, Florida                                               33486
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(Address of principal executive offices)                                              (Zip code)


                                                   (561) 995-7670
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                            (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") announced today the commencement of a consent solicitation from the holders of its $269,000,000 in aggregate principal amount at maturity of 12% Senior Discount Notes due 2008 (the "Notes"). The record date has been set as the close of business on October 7, 1999.

                  SBA is soliciting consents to amend a portion of Section 4.09 of the indenture, pertaining to the incurrence of indebtedness. The amendment would permit the Company to borrow, subject to certain availability tests, up to the greater of $300 million or $150,000 per wireless communications tower meeting certain requirements. The Company is offering a cash consent payment of 1.25% of the accreted value of the Notes to all holders of record who consent to the proposed amendment on or prior to October 21, 1999.

                  The consent solicitation is conditioned upon, among other things, the receipt of consents from holders of at least two-thirds of all outstanding Notes. The consent solicitation expires at 5:00pm, New York time, on October 21, 1999, unless extended.

                  Lehman Brothers, Inc. is serving as Solicitation Agent in connection with the consent solicitation.

                  D.F. King & Co., Inc. is serving as Information Agent.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated October 8, 1999
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




October 14, 1999                                     /s/  Jeffrey A. Stoops
                                                     ----------------------
                                                     Jeffrey A. Stoops
                                                     Chief Financial Officer